April 23.2012

Securities and Exchange Commission 100 F Street N.E.
Washington, D.C. 20549

RE: Real Estate Contacts, Inc. File Ref. No 333-174905

We have read the statements of Real Estate Contacts. Inc. pertaining to our firm included under Item 4.01 of Form 8-K April 23. 2012 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements under made under Item 4.01.

Regards.

/s/ Webb & Company. P.A.
WEBB & COMPANY. P.A. Certified Public Accountant.s.

1500 Gateway Boulevard, Suite 202 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpowebb.com